EXHIBIT 99.1

One Franklin Parkway San Mateo, CA 94403-1906 tel (650) 312-2000 franklinresources.com

Contact:	Franklin Resources, Inc.
Investor Relations: Brian Sevilla (650) 312-4091
Corporate Communications: Matt Walsh (650) 312-2245
franklinresources.com

FOR IMMEDIATE RELEASE

Franklin Resources, Inc. Announces First Quarter Results

San Mateo, CA, January 28, 2010 - Franklin Resources, Inc. (Franklin Templeton Investments) (NYSE: BEN) today announced net income1 of $355.6 million, or $1.54 per share diluted, on revenues of $1,377.4 million for the quarter ended December 31, 2009. For the quarter ended September 30, 2009, net income1 was $367.4 million, or $1.59 per share diluted, on revenues of $1,238.9 million. For the quarter ended December 31, 2008, net income1 was $120.9 million, or $0.52 per share diluted, on revenues of $969.3 million.

Operating income for the quarter ended December 31, 2009 was $467.0 million, as compared to $384.7 million for the prior quarter and $268.4 million for the quarter ended December 31, 2008. The company’s non-operating income (expenses) for the quarter ended December 31, 2009 included $33.0 million of investment and other income (losses), net, as compared to $87.3 million for the quarter ended September 30, 2009 and $(45.0) million for the quarter ended December 31, 2008.

Total assets under management by the company’s subsidiaries were $553.5 billion at December 31, 2009, as compared to $523.4 billion at September 30, 2009 and $416.2 billion at December 31, 2008. Simple monthly average assets under management during the quarter ended December 31, 2009 were $534.9 billion, as compared to $488.3 billion in the prior quarter and $438.7 billion in the same quarter a year ago. Equity assets comprised 46% of total assets under management at December 31, 2009, as compared to 47% of total assets under management at September 30, 2009 and December 31, 2008. Fixed-income assets comprised 34% of total assets under management at December 31, 2009, as compared to 33% of total assets under management at September 30, 2009 and 32% of total assets under management at December 31, 2008. Hybrid and other assets accounted for 20% of total assets under management at December 31, 2009 and September 30, 2009, as compared to 21% at December 31, 2008. Net new flows for the quarter ended December 31, 2009 were $14.3 billion, as compared to $12.2 billion for the prior quarter and $(18.2) billion for the same quarter a year ago.

Cash and cash equivalents and investments were $5.4 billion at December 31, 2009, as compared to $5.8 billion at September 30, 2009. Total stockholders’ equity was $7.1 billion at December 31, 2009, as compared to $7.6 billion at September 30, 2009. The company had 228.2 million shares of common stock outstanding at December 31, 2009, as compared to 229.3 million shares outstanding at September 30, 2009. During the quarter ended December 31, 2009, the company repurchased 1.6 million shares of its common stock for a total cost of $174.0 million.

On December 18, 2009, the company declared a regular quarterly cash dividend of $0.22 per share which was paid on January 8, 2010. The quarterly dividend of $0.22 per share represents a 5% increase over the dividend paid in the prior quarter and the same quarter a year ago. Additionally, the company declared a special cash dividend of $3.00 per share which was paid on December 31, 2009. These dividends are consistent with the company’s long-term capital management strategy of continuing to invest in the business, maintaining financial strength and flexibility, and returning a substantial portion of the company’s earnings to stockholders through common stock repurchases and the payment of dividends.

Lipper Performance Rankings of Franklin Templeton's U.S.-Registered Long-Term Mutual Funds2,3

FRANKLIN TEMPLETON4,5

Lipper Quartile	Period Ended December 31, 2009
	1-Year Assets (%)	3-Year Assets (%)	5-Year Assets (%)	10-Year Assets (%)
1st & 2nd	68%	85%	85%	91%
3rd & 4th	32%	15%	15%	9%

FRANKLIN TEMPLETON EQUITY4,6

Lipper Quartile	Period Ended December 31, 2009
	1-Year Assets (%)	3-Year Assets (%)	5-Year Assets (%)	10-Year Assets (%)
1st & 2nd	80%	87%	85%	93%
3rd & 4th	20%	13%	15%	7%

FRANKLIN TEMPLETON FIXED-INCOME4,7

Lipper Quartile	Period Ended December 31, 2009
	1-Year Assets (%)	3-Year Assets (%)	5-Year Assets (%)	10-Year Assets (%)
1st & 2nd	53%	82%	84%	90%
3rd & 4th	47%	18%	16%	10%

FRANKLIN EQUITY4,8

Lipper Quartile	Period Ended December 31, 2009
	1-Year Assets (%)	3-Year Assets (%)	5-Year Assets (%)	10-Year Assets (%)
1st & 2nd	84%	83%	78%	91%
3rd & 4th	16%	17%	22%	9%

TEMPLETON EQUITY4,9

Lipper Quartile	Period Ended December 31, 2009
	1-Year Assets (%)	3-Year Assets (%)	5-Year Assets (%)	10-Year Assets (%)
1st & 2nd	92%	89%	88%	92%
3rd & 4th	8%	11%	12%	8%

MUTUAL SERIES EQUITY4,10

Lipper Quartile	Period Ended December 31, 2009
	1-Year Assets (%)	3-Year Assets (%)	5-Year Assets (%)	10-Year Assets (%)
1st & 2nd	41%	99%	99%	100%
3rd & 4th	59%	1%	1%	0%

FRANKLIN TEMPLETON TAXABLE FIXED-INCOME4,11

Lipper Quartile	Period Ended December 31, 2009
	1-Year Assets (%)	3-Year Assets (%)	5-Year Assets (%)	10-Year Assets (%)
1st & 2nd	49%	70%	68%	69%
3rd & 4th	51%	30%	32%	31%

FRANKLIN TEMPLETON TAX-FREE FIXED-INCOME4,12

Lipper Quartile	Period Ended December 31, 2009
	1-Year Assets (%)	3-Year Assets (%)	5-Year Assets (%)	10-Year Assets (%)
1st & 2nd	55%	89%	93%	100%
3rd & 4th	45%	11%	7%	0%

Performance quoted above represents past performance, which cannot predict or guarantee future results.

Franklin Resources, Inc.

Preliminary Condensed Consolidated Income Statements13

Unaudited

(in thousands, except per share data

and assets under management)	Three months ended December 31,
	2009	2008	% Change
Operating Revenues
Investment management fees	$806,664	$600,274	34%
Underwriting and distribution fees	488,053	304,929	60%
Shareholder servicing fees	69,543	66,342	5%
Consolidated sponsored investment products income, net	448	1,886	(76%	)
Other, net	12,703	(4,101)	NM

Total operating revenues	1,377,411	969,330	42%

Operating Expenses
Underwriting and distribution	467,027	289,529	61%
Compensation and benefits	254,312	244,063	4%
Information systems, technology and occupancy	68,610	68,598	0%
Advertising and promotion	34,848	24,227	44%
Amortization of deferred sales commissions	46,546	36,612	27%
Other	39,091	37,937	3%

Total operating expenses	910,434	700,966	30%

Operating Income	466,977	268,364	74%

Other Income (Expenses)
Consolidated sponsored investment products gains (losses), net	15,072	(47,442)	NM
Investment and other income (losses), net	32,978	(45,022)	NM
Interest expense	(742)	(1,200)	(38%	)

Other income (expenses), net	47,308	(93,664)	NM

Income before taxes	514,285	174,700	194%
Taxes on income	156,736	64,771	142%

Net Income	357,549	109,929	225%
Less: Net income (loss) attributable to noncontrolling interests	1,946	(10,971)	NM

Net Income attributable to Franklin Resources, Inc.	$355,603	$120,900	194%

Earnings per Share[14]
Basic	$1.55	$0.52	198%
Diluted	1.54	0.52	196%
Dividends per Share	$3.22	$0.21	NM
Average Shares Outstanding[14] (in thousands)
Basic	227,892	231,626	(2%	)
Diluted	229,251	232,688	(1%	)
Operating Margin[15]	34%	28%
Assets Under Management[16] (in billions)
Beginning of period	$523.4	$507.3	3%
Long-term sales	42.2	27.8	52%
Long-term redemptions	(28.2)	(45.1)	(37%	)
Net cash management	0.3	(0.9)	NM

Net new flows	14.3	(18.2)	NM
Reinvested distributions	3.7	7.1	(48%	)

Net flows	18.0	(11.1)	NM
Distributions	(4.5)	(9.0)	(50%	)
Appreciation (depreciation) and other	16.6	(71.0)	NM

End of period	$553.5	$416.2	33%

Simple Monthly Average for Period	$534.9	$438.7	22%

Franklin Resources, Inc.

Preliminary Condensed Consolidated Income Statements13

Unaudited

(in thousands, except per share data, employees

and billable shareholder accounts)

	Three months ended
	31-Dec-09	30-Sep-09	% Change		30-Jun-09	31-Mar-09	31-Dec-08
Operating Revenues
Investment management fees	$806,664	$724,953	11%		$625,025	$552,936	$600,274
Underwriting and distribution fees	488,053	433,361	13%		365,217	304,655	304,929
Shareholder servicing fees	69,543	67,381	3%		67,113	66,514	66,342
Consolidated sponsored investment products income, net	448	1,640	(73%	)	2,908	1,761	1,886
Other, net	12,703	11,592	10%		13,295	(13,594)	(4,101)

Total operating revenues	1,377,411	1,238,927	11%		1,073,558	912,272	969,330

Operating Expenses
Underwriting and distribution	467,027	418,284	12%		350,675	293,534	289,529
Compensation and benefits	254,312	246,773	3%		230,943	236,732	244,063
Information systems, technology and occupancy	68,610	71,999	(5%	)	68,203	65,398	68,598
Advertising and promotion	34,848	37,314	(7%	)	27,888	26,700	24,227
Amortization of deferred sales commissions	46,546	39,747	17%		32,865	33,754	36,612
Other	39,091	40,088	(2%	)	36,798	32,832	37,937

Total operating expenses	910,434	854,205	7%		747,372	688,950	700,966

Operating Income	466,977	384,722	21%		326,186	223,322	268,364

Other Income (Expenses)
Consolidated sponsored investment products gains (losses), net	15,072	42,830	(65%	)	44,503	(11,106)	(47,442)
Investment and other income (losses), net	32,978	87,338	(62%	)	52,574	(33,893)	(45,022)
Interest expense	(742)	(268)	177%		(211)	(2,092)	(1,200)

Other income (expenses), net	47,308	129,900	(64%	)	96,866	(47,091)	(93,664)

Income before taxes	514,285	514,622	0%		423,052	176,231	174,700
Taxes on income	156,736	136,180	15%		116,204	67,159	64,771

Net Income	357,549	378,442	(6%	)	306,848	109,072	109,929
Less: Net income (loss) attributable to noncontrolling interests	1,946	11,086	(82%	)	9,132	(1,734)	(10,971)

Net Income attributable to Franklin Resources, Inc.	$355,603	$367,356	(3%	)	$297,716	$110,806	$120,900

Earnings per Share[14]
Basic	$1.55	$1.60	(3%	)	$1.29	$0.48	$0.52
Diluted	1.54	1.59	(3%	)	1.28	0.47	0.52

Dividends per Share	$3.22	$0.21	NM		$0.21	$0.21	$0.21

Average Shares Outstanding[14] (in thousands)
Basic	227,892	228,741	0%		229,804	231,178	231,626
Diluted	229,251	230,061	0%		230,819	231,890	232,688

Operating Margin	34%	31%			30%	24%	28%

Employees	7,752	7,745	0%		7,847	8,233	8,608

Billable Shareholder Accounts (in millions)	22.2	21.4	4%		22.4	21.9	21.0

ASSETS UNDER MANAGEMENT BY INVESTMENT OBJECTIVE

(in billions)	Three months ended
	31-Dec-09	30-Sep-09	% Change		30-Jun-09	31-Mar-09	31-Dec-08
Equity
Global/international	$189.5	$183.1	3%		$153.1	$124.7	$142.6
Domestic (U.S.)	66.3	63.9	4%		56.7	48.5	55.2

Total equity	255.8	247.0	4%		209.8	173.2	197.8

Hybrid	104.0	98.2	6%		85.8	75.0	78.8

Fixed-Income
Tax-free	69.7	69.6	0%		62.4	59.3	56.1
Taxable:
Global/international[17]	77.5	63.3	22%		50.2	43.0	45.9
Domestic (U.S.)	40.4	38.4	5%		35.5	32.5	29.8

Total fixed-income	187.6	171.3	10%		148.1	134.8	131.8
Cash Management[17,18]	6.1	6.9	(12%	)	7.5	8.1	7.8

Total Ending Assets Under Management	$553.5	$523.4	6%		$451.2	$391.1	$416.2

Simple Monthly Average Assets Under Management	$534.9	$488.3	10%		$428.0	$396.6	$438.7

ASSETS UNDER MANAGEMENT AND FLOWS – UNITED STATES AND INTERNATIONAL

(in billions)	As of and for the three months ended
	31-Dec-09	% of Total	30-Sep-09	% of Total	31-Dec-08	% of Total
Long-Term Sales
United States	$23.8	56%	$21.5	62%	$13.5	49%
International[17]	18.4	44%	13.4	38%	14.3	51%

Total Long-Term Sales	$42.2	100%	$34.9	100%	$27.8	100%

Long-Term Redemptions
United States	$(15.1)	54%	$(13.4)	58%	$(24.8)	55%
International[17]	(13.1)	46%	(9.9)	42%	(20.3)	45%

Total Long-Term Redemptions	$(28.2)	100%	$(23.3)	100%	$(45.1)	100%

Assets Under Management
United States	$407.9	74%	$389.3	74%	$313.8	75%
International	145.6	26%	134.1	26%	102.4	25%

Total Assets Under Management	$553.5	100%	$523.4	100%	$416.2	100%

ASSETS UNDER MANAGEMENT AND FLOWS BY INVESTMENT OBJECTIVE

(in billions)	Three months ended
	31-Dec-09	30-Sep-09	31-Dec-08
Global/international equity
Beginning assets	$183.1	$153.1	$190.3

Long-term sales	11.1	9.7	8.1
Long-term redemptions	(12.6)	(9.1)	(13.5)
Net exchanges	—	0.1	(1.1)

Net new flows	(1.5)	0.7	(6.5)
Reinvested distributions	1.1	0.2	4.0

Net flows	(0.4)	0.9	(2.5)
Distributions	(1.2)	(0.1)	(4.4)
Appreciation (depreciation) and other	8.0	29.2	(40.8)

Ending assets	189.5	183.1	142.6

Domestic (U.S.) equity
Beginning assets	63.9	56.7	72.9

Long-term sales	2.5	2.5	3.0
Long-term redemptions	(3.1)	(2.8)	(5.0)
Net exchanges	(0.1)	(0.1)	—

Net new flows	(0.7)	(0.4)	(2.0)
Reinvested distributions	0.3	0.3	0.9

Net flows	(0.4)	(0.1)	(1.1)
Distributions	(0.4)	(0.4)	(1.2)
Appreciation (depreciation) and other	3.2	7.7	(15.4)

Ending assets	66.3	63.9	55.2

Hybrid
Beginning assets	98.2	85.8	93.9

Long-term sales	4.4	3.7	2.5
Long-term redemptions	(2.7)	(2.8)	(5.0)
Net exchanges	—	0.1	(0.7)

Net new flows	1.7	1.0	(3.2)
Reinvested distributions	1.0	0.9	0.9

Net flows	2.7	1.9	(2.3)
Distributions	(1.3)	(1.2)	(1.3)
Appreciation (depreciation) and other	4.4	11.7	(11.5)

Ending assets	104.0	98.2	78.8

Tax-free fixed-income
Beginning assets	69.6	62.4	59.7

Long-term sales	3.7	3.9	2.5
Long-term redemptions	(2.2)	(1.9)	(3.9)
Net exchanges	(0.1)	—	(0.3)

Net new flows	1.4	2.0	(1.7)
Reinvested distributions	0.5	0.5	0.4

Net flows	1.9	2.5	(1.3)
Distributions	(0.8)	(0.8)	(0.7)
(Depreciation) appreciation and other	(1.0)	5.5	(1.6)

Ending assets	$69.7	$69.6	$56.1

[Table continued on next page]

ASSETS UNDER MANAGEMENT AND FLOWS BY INVESTMENT OBJECTIVE

[Table continued from previous page]

(in billions)	Three months ended
	31-Dec-09	30-Sep-09	31-Dec-08
Global/international taxable fixed-income
Beginning assets	$63.3	$50.2	$52.7

Long-term sales	16.8	11.6	9.4
Long-term redemptions	(5.4)	(4.3)	(14.9)
Net exchanges	1.3	1.3	(0.1)

Net new flows	12.7	8.6	(5.6)
Reinvested distributions	0.5	0.3	0.6

Net flows	13.2	8.9	(5.0)
Distributions	(0.5)	(0.3)	(1.0)
Appreciation (depreciation) and other	1.5	4.5	(0.8)

Ending assets	77.5	63.3	45.9

Domestic (U.S.) taxable fixed-income
Beginning assets	38.4	35.5	30.5

Long-term sales	3.7	3.5	2.3
Long-term redemptions	(2.2)	(2.4)	(2.8)
Net exchanges	—	(0.1)	0.8

Net new flows	1.5	1.0	0.3
Reinvested distributions	0.3	0.2	0.3

Net flows	1.8	1.2	0.6
Distributions	(0.3)	(0.3)	(0.4)
Appreciation (depreciation) and other	0.5	2.0	(0.9)

Ending assets	40.4	38.4	29.8

Cash Management
Beginning assets	6.9	7.5	7.3

Net cash management	0.3	0.6	(0.9)
Net exchanges	(1.1)	(1.3)	1.4

Net new flows	(0.8)	(0.7)	0.5
Reinvested distributions	—	—	—

Net flows	(0.8)	(0.7)	0.5
Distributions	—	—	—
Appreciation and other	—	0.1	—

Ending assets	6.1	6.9	7.8

Total
Beginning assets	523.4	451.2	507.3

Long-term sales	42.2	34.9	27.8
Long-term redemptions	(28.2)	(23.3)	(45.1)
Long-term net exchanges	1.1	1.3	(1.4)
Net cash management	0.3	0.6	(0.9)
Cash management net exchanges	(1.1)	(1.3)	1.4

Net new flows	14.3	12.2	(18.2)
Reinvested distributions	3.7	2.4	7.1

Net flows	18.0	14.6	(11.1)
Distributions	(4.5)	(3.1)	(9.0)
Appreciation (depreciation) and other	16.6	60.7	(71.0)

Ending Assets Under Management	$553.5	$523.4	$416.2

Conference Call Information

Pre-recorded audio commentary on the first quarter results from Franklin Resources, Inc.’s President and Chief Executive Officer, Greg Johnson, and Executive Vice President and Chief Financial Officer, Ken Lewis, will be available today at approximately 9:15 a.m. Eastern Time. They will also lead a live teleconference today at 4:30 p.m. Eastern Time to answer questions.

Access to the pre-recorded audio commentary and accompanying slides will be available at franklinresources.com under the “Investor Relations – Earnings Releases” section. The pre-recorded audio commentary will also be available by dialing (800) 642-1687 in the U.S. and Canada or (706) 645-9291 internationally, using access code 49554966, anytime through 11:59 p.m. Eastern Time on February 12, 2010.

Access to the live teleconference will be available at franklinresources.com 10 minutes before the start of the call or by dialing (877) 480-6346 in the U.S. and Canada or (706) 902-1906 internationally. A replay of the call can also be accessed by calling (800) 642-1687 in the U.S. and Canada or (706) 645-9291 internationally, using access code 49450578, after 5:30 p.m. Eastern Time on January 28, 2010 through 11:59 p.m. Eastern Time on February 12, 2010.

Questions regarding the pre-recorded audio commentary or live teleconference should be directed to Franklin Resources, Inc., Investor Relations at (650) 312-4091 or Corporate Communications at (650) 312-2245.

Franklin Resources, Inc. [NYSE:BEN] is a global investment management organization operating as Franklin Templeton Investments. Franklin Templeton Investments provides global and domestic investment management solutions managed by its Franklin, Templeton, Mutual Series, Fiduciary Trust, Darby and Bissett investment teams. The San Mateo, CA-based company has more than 60 years of investment experience and over $553 billion in assets under management as of December 31, 2009. For more information, please call 1-800/DIAL BEN® or visit franklinresources.com.

Supplemental Information

Investors should carefully consider a fund’s investment goals, risks, charges and expenses before investing. To obtain a prospectus, which contains this and other information, for any U.S.-registered Franklin Templeton fund, investors should talk to their financial advisors or call Franklin/Templeton Distributors, Inc. at 1-800/DIAL BEN® (1-800/342-5236). Please read the prospectus carefully before investing.

1.	Net income represents net income attributable to Franklin Resources, Inc.

2.

Nothing in this section shall be considered a solicitation to buy or an offer to sell a security to any person in any jurisdiction where such offer, solicitation, purchase or sale would be unlawful under the securities laws of such jurisdiction. Franklin/Templeton Distributors, Inc., One Franklin Parkway, San Mateo, CA, is the funds' principal distributor and a wholly-owned subsidiary of Franklin Resources, Inc.

3.

Lipper rankings for Franklin Templeton U.S.-registered mutual funds are based on Class A shares. Franklin Templeton funds are compared against a universe of all share classes. Performance rankings for other share classes may differ.

4.

Lipper calculates averages by taking all the funds and share classes in a peer group and averaging their total returns for the periods indicated. Lipper tracks 149 peer groups of U.S. retail mutual funds, and the groups vary in size from 7 to 958 funds. Lipper total return calculations include reinvested dividends and capital gains, but do not include sales charges or expense subsidization by the manager. Results may have been different if these or other factors had been considered.

5.

Source: Lipper® Inc., 12/31/09. Of the eligible Franklin Templeton long-term mutual funds tracked by Lipper, 26, 37, 40 and 40 funds ranked in the top quartile and 35, 32, 23 and 23 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

6.

Source: Lipper® Inc., 12/31/09. Of the eligible Franklin Templeton equity mutual funds tracked by Lipper, 20, 19, 14 and 14 funds ranked in the top quartile and 20, 17, 13 and 12 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

7.

Source: Lipper® Inc., 12/31/09. Of the eligible Franklin Templeton non-money market fixed-income mutual funds tracked by Lipper, 5, 18, 26 and 26 funds ranked in the top quartile and 15, 15, 10 and 11 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

8.

Source: Lipper® Inc., 12/31/09. Of the eligible Franklin equity mutual funds tracked by Lipper, 14, 12, 8 and 8 funds ranked in the top quartile and 12, 10, 8 and 6 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

9.

Source: Lipper® Inc., 12/31/09. Of the eligible Templeton equity mutual funds tracked by Lipper, 6, 4, 2 and 3 funds ranked in the top quartile and 5, 4, 3 and 3 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

10.

Source: Lipper® Inc., 12/31/09. Of the eligible Mutual Series equity mutual funds tracked by Lipper, 0, 3, 4 and 3 funds ranked in the top quartile and 3, 3, 2 and 3 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

11.

Source: Lipper® Inc., 12/31/09. Of the eligible Franklin Templeton non-money market taxable fixed-income mutual funds tracked by Lipper, 2, 4, 5 and 4 funds ranked in the top quartile and 4, 3, 2 and 1 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

12.

Source: Lipper® Inc., 12/31/09. Of the eligible Franklin Templeton non-money market tax-free fixed-income mutual funds tracked by Lipper, 3, 14, 21 and 22 funds ranked in the top quartile and 11, 12, 8 and 10 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

13.

Effective October 1, 2009, the company adopted a new accounting standard that modifies the presentation of consolidated net income to include the amount attributable to noncontrolling interests for all periods presented.

14.

Effective October 1, 2009, the company retrospectively adopted a new accounting standard that modifies the earnings per share calculations to recognize its nonvested stock awards and nonvested stock unit awards that contain nonforfeitable rights to dividends or dividend equivalents as if they were a separate class of stock.

15.	Defined as operating income divided by operating revenues.

16.

Assets under management include assets for which the company provides various investment management services as described in Item I “Business” in Part I of our Form 10-K for the fiscal year ended September 30, 2009.

17.	As a result of regulatory changes, certain amounts previously included in global/international fixed-income are included in cash management effective as of January 1, 2009.

18.	Cash management includes both U.S.-registered money market funds and non-U.S. registered funds with similar investment objectives.

Forward-Looking Statements:

The financial results in this press release are preliminary. Statements in this press release regarding Franklin Resources, Inc. (“Franklin”) and its subsidiaries, which are not historical facts, are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When used in this press release, words or phrases generally written in the future tense and/or preceded by words such as “will”, “may”, “could”, “expect”, “believe”, “anticipate”, “intend”, “plan”, “seek”, “estimate” or other similar words are forward-looking statements.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

These and other risks, uncertainties and other important factors are described in more detail in Franklin’s recent filings with the U.S. Securities and Exchange Commission, including, without limitation, in Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations in Franklin’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009:

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Volatility and disruption of the capital and credit markets, and adverse changes in the global economy, may significantly affect our results of operations and may put pressure on our financial results.

•	The amount and mix of our assets under management are subject to significant fluctuations.
•	We are subject to extensive and complex, overlapping and frequently changing rules, regulations and legal interpretations.
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Regulatory and legislative actions and reforms have made the regulatory environment in which we operate more costly and future actions and reforms could adversely impact our assets under management, increase costs and negatively impact our profitability and future financial results.

•	Changes in tax laws or exposure to additional income tax liabilities could have a material impact on our financial condition, results of operations and liquidity.
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Our ability to maintain the beneficial tax treatment we anticipate with respect to non-U.S. earnings we have repatriated is based on current interpretations of the American Jobs Creation Act of 2004 (the “Jobs Act”) and permitted use of such amounts in accordance with our domestic reinvestment plan and the Jobs Act.

•	Any significant limitation or failure of our software applications, technology or other systems that are critical to our operations could constrain our operations.
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Our investment management business operations are complex and a failure to properly perform operational tasks or the misrepresentation of our products and services could have an adverse effect on our revenues and income.

•	We face risks, and corresponding potential costs and expenses, associated with conducting operations and growing our business in numerous countries.
•	We depend on key personnel and our financial performance could be negatively affected by the loss of their services.
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Strong competition from numerous and sometimes larger companies with competing offerings and products could limit or reduce sales of our products, potentially resulting in a decline in our market share, revenues and net income.

•	Changes in the third-party distribution and sales channels on which we depend could reduce our revenues and hinder our growth.
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Our increasing focus on international markets as a source of investments and sales of investment products subjects us to increased exchange rate and other risks in connection with earnings and income generated overseas.

•	Poor investment performance of our products could affect our sales or reduce the level of assets under management, potentially negatively impacting our revenues and income.
•	We could suffer losses in earnings or revenue if our reputation is harmed.
•	Our future results are dependent upon maintaining an appropriate level of expenses, which is subject to fluctuation.
•	Our ability to successfully integrate widely varied business lines can be impeded by systems and other technological limitations.
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Our inability to successfully recover should we experience a disaster or other business continuity problem could cause material financial loss, loss of human capital, regulatory actions, reputational harm or legal liability.

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Certain of the portfolios we manage, including our emerging market portfolios, are vulnerable to significant market-specific political, economic or other risks, any of which may negatively impact our revenues and income.

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Our revenues, earnings and income could be adversely affected if the terms of our management agreements are significantly altered or these agreements are terminated by the funds and other sponsored investment products we advise.

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Regulatory and governmental examinations and/or investigations, civil litigation relating to previously-settled regulatory and governmental investigations, and the legal risks associated with our business, could adversely impact our assets under management, increase costs and negatively impact our profitability and/or our future financial results.

•	Our ability to meet cash needs depends upon certain factors, including the market value of our assets, operating cash flows and our perceived credit worthiness.
•	Diverse and strong competition limits the interest rates that we can charge on consumer loans.
•	Our business could be negatively affected if we or our banking subsidiaries fail to remain well capitalized, and liquidity needs could affect our banking business.
•	We are dependent on the earnings of our subsidiaries.

Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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